                                                                    EXHIBIT 99.7

                          CONSENT OF PROPOSED DIRECTOR

         I, Thomas E. Brown, Jr., hereby consent to the use of my name in the Form S-1 Registration Statement (the "Registration Statement") of General Roofing Services, Inc., a Florida corporation (the "Company"), as an individual who has been appointed and will serve as a director of the Company upon the consummation of the initial public offering referenced in the Registration Statement.

May 26, 1998


                                        /s/ Thomas E. Brown, Jr.
                                        ---------------------------------
                                            Thomas E. Brown, Jr.